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                                  Exhibit 23.1

                    Consent of Independent Public Accountants

     [Letterhead of Kost Forer & Gabbay, a Member of Ernst and Young Global]



We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated March 24, 2003, in the Registration Statement and (Amendment No. 5 to the Form SB-2) and related Prospectus of InkSure Technologies Inc. for the registration of 8,070,752 shares of its Common Stock.



                                           /s/ Kost Forer & Gabbay
                                           Kost Forer & Gabbay,
                                           a Member of Ernst and Young Global


Tel-Aviv, Israel
August 26, 2003